Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-284872 on Form N-14 of our report dated March 14, 2025 relating to the consolidated financial statements of Blackstone Private Credit Fund and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Blackstone Private Credit Fund for the year ended December 31, 2024.

We also consent to the reference to us under the headings “Financial Highlights”, “Senior Securities” and “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 24, 2025